UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2025

Apollo Debt Solutions BDC
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57 th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
212-515-3200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On March 25, 2025 (the “Closing Date”), Barn Owl Funding LLC (“Barn Owl Funding”), a Delaware limited liability company and newly formed wholly-owned subsidiary of Apollo Debt Solutions BDC, a Delaware statutory trust (the “Company” or “us”), entered into a credit agreement (the “Barn Owl Funding Credit Agreement”), with Barn Owl Funding, as borrower, the Company, in its capacities as collateral manager and subordinated investor and Bank of America, N.A., as lender (the “Lender”). From time to time, Barn Owl Funding expects to use amounts borrowed under the Barn Owl Funding Credit Agreement to acquire eligible assets from the Company composed primarily of first priority corporate loans pursuant to the terms of the Loan Sale Agreement (as defined below), to ramp-up
a portfolio of assets to be pledged as collateral for a future collateralized loan obligation transaction (the “Barn Owl Funding Debt Securitization”), which is expected to be arranged by an affiliate of the Lender. The Company retains a residual interest in assets acquired by Barn Owl Funding through its ownership of subordinated notes issued by Barn Owl Funding. The maximum principal amount of the Barn Owl Funding Credit Agreement, which can be drawn upon by Barn Owl Funding subject to certain conditions in the Barn Owl Funding Credit Agreement, is $160 million as of the Closing Date, and can be increased up to $360 million following the pricing date of the Barn Owl Funding Debt Securitization.
The Barn Owl Funding Credit Agreement provides for the ability to draw and re-draw
revolving loans under the Barn Owl Funding Credit Agreement after the Closing Date until commitments are terminated as provided in the Barn Owl Funding Credit Agreement. Unless otherwise terminated or extended, the Barn Owl Funding Credit Agreement will mature on the date which is two years after the Closing Date (the “Barn Owl Funding Warehouse Final Maturity Date”). Prior to the Barn Owl Funding Warehouse Final Maturity Date, proceeds received by Barn Owl Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings. On the Barn Owl Funding Warehouse Final Maturity Date, Barn Owl Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company or to Barn Owl Funding for use in the manner required under the Barn Owl Funding Debt Securitization documents, as described in the Barn Owl Funding Credit Agreement.
Under the Barn Owl Funding Credit Agreement, Barn Owl Funding is permitted to borrow amounts in U.S. dollars. Amounts drawn under the Barn Owl Funding Credit Agreement will bear interest at the daily secured overnight financing rate published by the Federal Reserve Bank of New York (the “Daily SOFR”), in each case, plus a margin. Borrowings under the Barn Owl Funding Credit Agreement bear interest at Daily SOFR plus a spread of (x) prior to and excluding the
12-month
anniversary of the Closing Date, 1.15% and (y) thereafter, 1.65%. The Barn Owl Funding Credit Agreement contains customary covenants, including certain limitations on the activities of Barn Owl Funding, including limitations on incurrence of incremental indebtedness and customary events of default. The Lender under the Barn Owl Funding Credit Agreement is secured by a perfected first priority security interest in the assets of Barn Owl Funding and on any payments received by Barn Owl Funding in respect of those assets. Pursuant to the Barn Owl Funding Credit Agreement, Barn Owl Funding pledged its assets to the Lender under the Barn Owl Funding Credit Agreement. The assets pledged to the Lender pursuant to the Barn Owl Funding Credit Agreement will not be available to pay the debts of the Company.
Pursuant to a warehouse collateral management agreement dated as of the Closing Date (the “Barn Owl Funding Collateral Management Agreement”), by and between Barn Owl Funding and the Company, the Company was appointed as collateral manager of Barn Owl Funding. The Company is not entitled to receive a fee for its services under the Barn Owl Funding Collateral Management Agreement and is performing its services in order to facilitate the Barn Owl Funding Debt Securitization.
Under the terms of a loan sale and contribution agreement dated as of the Closing Date (the “Loan Sale Agreement”) by and between Barn Owl Funding and the Company that provides for the sale of certain loans to Barn Owl Funding, the Company transferred to Barn Owl Funding a portion of its ownership interest in such loans, as pledged to the Lender pursuant to the Barn Owl Funding Credit Agreement, for the purchase price and other consideration set forth in the Loan Sale Agreement. As a result of these transfers, Barn Owl Funding, and not the Company, currently holds all of the ownership interest in such loans. The Company made customary representations, warranties and covenants in the Loan Sale Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated March 25, 2025, Barn Owl Funding LLC, as borrower, Apollo Debt Solutions BDC, in its capacities as collateral manager and subordinated investor and Bank of America, N.A., as lender.

10.2	Warehouse Collateral Management Agreement, dated March 25, 2025, by and between Barn Owl Funding LLC, as borrower and Apollo Debt Solutions BDC, as collateral manager.

10.3	Loan Sale and Contribution Agreement, dated March 25, 2025, by and between Barn Owl Funding LLC, as buyer and Apollo Debt Solutions BDC, as seller.

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: March 28, 2025	By:	/s/ Kristen Hester
	Name:	Kristen Hester
	Title:	Chief Legal Officer and Secretary